Exhibit 10.2
INVESTMENT MANAGEMENT TRUST AGREEMENT
     This Agreement is made as of January 24, 2008 by and between Atlas Acquisition Holdings Corp. (the “Company”) and American Stock Transfer & Trust Company (the “Trustee”).
     WHEREAS, the Company’s Registration Statement on Form S-1, as amended, No. 333-146368 (together with any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, the “Registration Statement”), for its initial public offering of securities (the “IPO”) has been declared effective as of the date hereof by the Securities and Exchange Commission (the “Effective Date”); and
     WHEREAS, Lazard Capital Markets LLC and Morgan Stanley & Co. Incorporated are acting as the representatives (the “Representatives”) of the underwriters in the IPO; and
     WHEREAS, as described in the Registration Statement, $194,200,000 (or $223,443,250 if the over-allotment option is exercised in full) of the proceeds from this offering, plus the $5,800,000 the Company will receive from the sale of the insider warrants, will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company and the holders of the Company’s common stock, par value $0.001, issued in the IPO. The amount to be delivered to the Trustee will be referred to herein as the “Property,” the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders and the Company will be referred to together as the “Beneficiaries”); and
     WHEREAS, a portion of the Property consists of $8,955,000 (or $10,298,250 if the underwriters’ over-allotment option is exercised in full) attributable to the underwriters’ deferred discounts and commissions which the Representatives have agreed to deposit in the Trust Account (as defined below) and which will be paid from the Trust Account to the underwriters upon the consummation of a business combination (as such term is defined in the Registration Statement, hereinafter a “Business Combination”); and
     WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.
     IT IS AGREED:
     1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:
          (a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in segregated trust accounts (the “Trust Account”) established by the Trustee at a branch of Bank of America and at a brokerage institution selected by the Trustee;
          (b) Manage, supervise, and administer the Trust Account subject to the terms and conditions set forth herein;
          (c) In a timely manner, upon the written instruction of the Company, invest and reinvest the Property in “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “1940 Act”), with a maturity of 180 days or less, or in any open ended investment company registered under the 1940 Act selected by the Company that holds itself out as a money market fund meeting the conditions of paragraphs (c)(2), (c)(3), and (c)(4) under Rule 2a-7 promulgated under the 1940 Act, as determined by the Company;
          (d) Collect and receive, when due, all principal and income arising from the Property, which income, net of (i) taxes and (ii) periodic payments up to $3,500,000 made to the Company to fund its working capital requirements, shall become part of the “Property,” as such term is used herein;
          (e) Notify the Company of all communications received by it with respect to any Property requiring action by the Company;

          (f) Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of the tax returns relating to income from the Property in the Trust Account or otherwise;
          (g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as, and when instructed by the Company and/or the Representatives in writing to do so;
          (h) Render to the Company, and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account; and
          (i) Commence liquidation of the Trust Account only upon receipt of and only in accordance with the terms of a letter (the “Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its Chief Executive Officer or other authorized officer, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by the 24-month anniversary of the prospectus date (“Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached hereto as Exhibit B and distributed to the stockholders of record on the Last Date. In all cases, the Trustee shall provide the Representatives with a copy of any Termination Letters and/or any other correspondence that it receives with respect to any proposed withdrawal from the Trust Account promptly after it receives the same. The provisions of this Section 1(i) may not be modified, amended, or deleted under any circumstances.
     2. Limited Distributions of Income From Trust Account.
          (a) If there is any income or other tax obligation relating to the income from the Property in the Trust Account as determined by the Company, then, at the written instruction of the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C, the Trustee shall disburse to the Company by wire transfer, out of the Property in the Trust Account, the amount indicated by the Company as required to pay income taxes;
          (b) Upon written request from the Company in a form substantially similar to that attached hereto as Exhibit D, the Trustee shall distribute to the Company by wire transfer an amount equal to the income collected on the Property through the last day of the period immediately preceding the date of receipt of the Company’s request; provided, however, that the maximum amount of distributions, net of taxes, that the Company may request and the Trustee shall distribute pursuant to this Section 2(b) shall be $3,500,000. It is understood that the Trustee’s only responsibility under this Section is to follow the instruction of the Company; and
          (c) Except as provided in Sections 2(a) and 2(b) above, no other distributions from the Trust Account shall be permitted except in accordance with Section 1(i) hereof.
     3. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:
          (a) Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chief Executive Officer or other authorized officer authorized in writing by the Chief Executive Officer. In addition, except with respect to its duties under Sections 1(i), 2(a), and 2(b) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;
          (b) Hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit, or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit, or proceeding, pursuant to which the Trustee intends to seek indemnification under this Section, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim. The Company may participate in such action with its own counsel;
          (c) Pay the Trustee an initial acceptance fee, an annual fee, and a transaction processing fee for each disbursement made pursuant to Sections 2(a) and 2(b) as set forth on Schedule A hereto, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees and further agreed that said transaction processing fees shall be deducted by the Trustee from the disbursements made to the Company pursuant to Section 2(b). The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the annual fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 3(c) and as may be provided in Section 3(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such Sections);
          (d) In connection with any vote of the Company’s stockholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and/or tabulating stockholder votes (which firm may be the Trustee) verifying the vote of the Company’s stockholders regarding such Business Combination; and
          (e) In connection with any liquidation of the Trust Account, not to direct the Trustee, as paying agent, to make any payment not specifically permitted under this Agreement.
     4. Limitations of Liability. The Trustee shall have no responsibility or liability to:
          (a) Take any action with respect to the Property, other than as directed in Section 1 and 2 hereof, and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;
          (b) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in, or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;
          (c) Change the investment of any Property, other than in compliance with Section 1(c);
          (d) Refund any depreciation in principal of any Property;
          (e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;
          (f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, judgment, instruction, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report, or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination, or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;
          (g) Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement;
          (h) As and to the extent requested from time to time by the Company, prepare, execute, and file such tax reports, income, or other tax returns and pay any taxes with respect to income and activities relating to the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company (including but not limited to income tax obligations), it being expressly understood that as set forth in Section 1(i), if there is any income or other tax obligation relating to the Trust Account or the Property in the Trust Account, as determined from time to time by the Company and regardless of whether such tax is payable by the Company or the Trust, at the written instruction of the Company, the Trustee shall make funds available in cash from the Property in the Trust Account an amount specified by the Company as owing to the applicable taxing authority, which amount shall be paid directly to the Company by electronic funds transfer, account debit, or other method of payment, and the Company shall forward such payment to the taxing authority; and
          (i) Verify calculations, qualify, or otherwise approve Company requests for distributions pursuant to Sections 1(i), 2(a), or 2(b) above.
     5. Termination. This Agreement shall terminate as follows:
          (a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability; or
          (b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 3(b).
     6. Miscellaneous.
          (a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized Telephone Number listed on the attached Exhibit E. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary’s bank, or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability, or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

          (b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principals that would result in the application of the substantive laws of another jurisdiction. The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York for purposes of resolving any disputes hereunder. The parties hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum.
          (c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended, or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment, or modification may be made without the prior written consent of the Representatives. Any other change, waiver, amendment, or modification to this Agreement shall be subject to approval by a majority of the Public Stockholders. As to any claim, cross-claim, or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.
          (d) This Agreement may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.
          (e) Any notice, consent, or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, certified mail (return receipt requested), hand delivery, facsimile transmission, or email transmission:
          if to the Trustee, to:
American Stock Transfer & Trust Company
59 Maiden Lane
Plaza Level
New York, New York 10038
Attn: Compliance Department
          if to the Company, to:
Atlas Acquisition Holdings Corp.
c/o Hauslein & Company, Inc.
11450 SE Dixie Highway, Suite 105
Hobe Sound, Florida 33455
Attn: James N. Hauslein, Chairman of the Board and Chief Executive Officer
Email: Jim@hauslein.com
          in either case with a copy to:
Lazard Capital Markets LLC
30 Rockefeller Plaza
New York, New York 10020
Attn: Robert Berger
Fax No.: (212_) 641-2636
and
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Attn: Scott Greenberg
Fax No.: (212) 404-9212

and
Greenberg Traurig, LLP
2375 East Camelback Road, Suite 700
Phoenix, Arizona 85016
Attn: Brian H. Blaney, Esq.
Fax No.: (602) 445-8603
          (f) This Agreement may not be assigned by the Trustee without the prior written consent of the Company and the Representatives.
          (g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to part of the Property under any circumstance.
          (h) The Trustee hereby consents to the inclusion of American Stock Transfer & Trust Company in the Registration Statement and other materials relating to the IPO.
[Signatures appear on following page]

     IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

AMERICAN STOCK TRANSFER & TRUST COMPANY,
as Trustee

By:	/s/ Felix Orihuela
Name:	Felix Orihuela
Title	Vice President

ATLAS ACQUISITION HOLDINGS CORP.

By:	/s/ James N. Hauslein
Name:	James N. Hauslein
Title:	Chairman of the Board and Chief Executive Officer

EXHIBIT A
Atlas Acquisition Holdings Corp.
c/o Hauslein & Company, Inc.
11450 SE Dixie Highway, Suite 105
Hobe Sound, Florida 33455
[Insert date]
American Stock Transfer & Trust Company
59 Maiden Lane
Plaza Level
New York, NY 10038
Attn: [                                        ]
     Re: Trust Account No. [       ] Termination Letter
Gentlemen:
     Pursuant to Section 1(i) of the Investment Management Trust Agreement between Atlas Acquisition Holdings Corp. (the “Company”) and American Stock Transfer & Trust Company (the “Trustee”), dated as of January 24, 2008 (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement (“Business Agreement”) with                                          (the “Target Business”) to consummate a business combination with Target Business (a “Business Combination”) on or about [INSERT DATE]. The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination (the “Consummation Date”).
     In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct in writing on the Consummation Date.
     On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated and (ii) the Company shall deliver to you written instructions with respect to the transfer of the funds held in the Trust Account (the “Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel’s letter and the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.
     In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours,

ATLAS ACQUISITION HOLDINGS CORP.

By:
Name:
Title:

cc:	Lazard Capital Markets LLC Morgan Stanley & Co. Incorporated

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EXHIBIT B
Atlas Acquisition Holdings Corp.
c/o Hauslein & Company, Inc.
11450 SE Dixie Highway, Suite 105
Hobe Sound, Florida 33455
[Insert date]
American Stock Transfer & Trust Company
59 Maiden Lane
Plaza Level
New York, NY 10038
Attn: [                                        ]
     Re: Trust Account No. [       ] Termination Letter
Gentlemen:
     Pursuant to Section 1(i) of the Investment Management Trust Agreement between Atlas Acquisition Holdings Corp. (the “Company”) and American Stock Transfer & Trust Company (the “Trustee”), dated as of January 24, 2008 (the “Trust Agreement”), this is to advise you that the Company has been dissolved due to the Company’s inability to effect a Business Combination within the time frame specified in the Company’s prospectus relating to its IPO. Attached hereto is a certified copy of the Certificate of Dissolution as filed with the Delaware Secretary of State.
     In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account as promptly as practicable to stockholders of record on the Last Date (as defined in the Trust Agreement). You will notify the Company in writing as to when all of the funds in the Trust Account will be available for immediate transfer (“Transfer Date”) in accordance with the terms of the Trust Agreement and the Company's certificate of incorporation. You shall commence distribution of such funds in accordance with the terms of the Trust Agreement and you shall oversee the distribution of the funds. Upon the distribution of all the funds in the Trust Account, your obligations under the Trust Agreement shall be terminated.

Very truly yours,

ATLAS ACQUISITION HOLDINGS CORP.

By:
Name:
Title:

cc:	Lazard Capital Markets LLC Morgan Stanley & Co. Incorporated

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EXHIBIT C
Atlas Acquisition Holdings Corp.
c/o Hauslein & Company, Inc.
11450 SE Dixie Highway, Suite 105
Hobe Sound, Florida 33455
[Insert date]
American Stock Transfer & Trust Company
59 Maiden Lane
Plaza Level
New York, NY 10038
Attn: [                                        ]
     Re: Trust Account No. [    ] — Distribution of Income on Property
Gentlemen:
     Pursuant to Section 2(a) of the Investment Management Trust Agreement between Atlas Acquisition Holdings Corp. (the “Company”) and American Stock Transfer & Trust Company (the “Trustee”), dated as of January 24, 2008 (the “Trust Agreement”), this is to advise you that the Company hereby requests that you deliver to us $                                         representing income earned on the Property from                                          to                                         . The Company requires such funds to pay for the tax obligations as set forth on the attached tax return or tax statement. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer said amount, less any fees due the Trustee pursuant to Section 3(c) of the Trust Agreement, immediately upon your receipt of this letter to the Company’s operating account at:
Bank: [                    ]
ABA #: [                    ]
Account Name: [                    ]
Account Number: [                    ]
Reference: Distribution of Income Earned on Trust Property

Very truly yours,

ATLAS ACQUISITION HOLDINGS CORP.

By:
Name:
Title:

cc:	Lazard Capital Markets LLC Morgan Stanley & Co. Incorporated

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EXHIBIT D
Atlas Acquisition Holdings Corp.
c/o Hauslein & Company, Inc.
11450 SE Dixie Highway, Suite 105
Hobe Sound, Florida 33455
[Insert date]
American Stock Transfer & Trust Company
59 Maiden Lane
Plaza Level
New York, NY 10038
Attn: [                                        ]
     Re: Trust Account No. [      ] — Distribution of Income on Property
Gentlemen:
     Pursuant to Section 2(b) of the Investment Management Trust Agreement between Atlas Acquisition Holdings Corp. (the “Company”) and American Stock Transfer & Trust Company (the “Trustee”), dated as of January 24, 2008 (the “Trust Agreement”), we are requesting for our working capital purposes that you deliver to us $                                         representing income earned on the Property from                                          to                                          . In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer said amount, less any fees due the Trustee pursuant to Section 3(c) of the Trust Agreement, immediately upon your receipt of this letter to the Company’s operating account at:
Bank: [                    ]
ABA #: [                    ]
Account Name: [                    ]
Account Number: [                    ]
Reference: Distribution of Income Earned on Trust Property

Very truly yours,

ATLAS ACQUISITION HOLDINGS CORP.

By:
Name:
Title:

cc:	Lazard Capital Markets LLC Morgan Stanley & Co. Incorporated

D-1

EXHIBIT E

AUTHORIZED INDIVIDUAL(S)	AUTHORIZED
FOR TELEPHONE CALL BACK	TELEPHONE NUMBER(S)
Company:

Atlas Acquisition Holdings Corp.
c/o Hauslein & Company, Inc.
11450 SE Dixie Highway, Suite 105
Hobe Sound, Florida 33455
Attn: James N. Hauslein, Chairman of the Board and Chief Executive Officer	(772) 545-9042

Trustee:

American Stock Transfer & Trust Company
59 Maiden Lane
Plaza Level
New York, NY 10038
Attn: Compliance Department	(212) 936-5100

E-1

SCHEDULE A
Schedule of fees pursuant to Section 3(c) of Investment Management Trust Agreement
between Atlas Acquisition Holdings Corp. and
American Stock Transfer & Trust Company

Fee Item	Time and Method of Payment	Amount
Initial acceptance fee	Initial closing of IPO by wire transfer	[$1,000]

Annual fee	First year, initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the IPO by wire transfer or check	[$3,000]

Transaction processing fee for disbursements to the Company under Sections 2(a) and 2(b)	Deduction by Trustee from disbursements made to the Company under Sections 2(a) and 2(b)	[$250]

Dated: , 2008	Agreed:
Authorized Officer
American Stock Transfer & Trust Co.

S-1